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                                                                    Exhibit 10.3


October 2, 2002




Mr. Benjamin Tucker
President/Broadcast
Fisher Broadcasting Company
600 University Street, Suite 1525
Seattle, WA 98101-4155

Re: N/AP II for KOMO

Dear Ben:

     Once executed by you where indicated below on behalf of your station, and approved by the requisite number of other affiliates as indicated below, this document will constitute an amendment (the "N/AP II") to that certain side letter amendment dated June 30,1999 (the "N/AP I") to the affiliation agreement between American Broadcasting Companies, Inc. ("ABC" or "Network") and your station (the "affiliation agreement"). ABC reserves the right to terminate this amendment, even after execution by you, if comparable amendments have not been executed by non-owned ABC-affiliated stations representing 67.6% coverage of the country by October 11, 2002. Unless otherwise defined herein, each term that is used in this N/AP II and defined in N/AP I shall have the meaning ascribed to such term in N/AP I.

     The parties hereby agree to amend N/AP I as follows:

     1. Section I.A.2 is amended to provide that your station will be allocated three (3) "B" spots instead of the four (4) provided in N/AP I. All other provisions of Section 1.A remain unchanged. (Thus, under the amended
Section 1.A, your station will receive seven (7) primetime spots per week with the allocation being divided among two (2) "A" spots, three (3) "B" spots and two (2) "C" spots allocated as provided in the agreement.)

     2. Section I.B.1 is deleted in its entirety and the following provision inserted in its place:

          B.   To Network from Your station:

               1. a. An annual payment by your station of $735,297. We will either invoice you for these payments or they will be made through an equal monthly deduction from your station's

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Mr. Benjamin Tucker
KOMO
N/AP II
October 2, 2002
Page 2

               network compensation. The first payment is retroactive to August 1, 2002.

                    b. In the event that your network compensation for any year during the two-year term of N/AP II is reduced as the result of a renewal of your affiliation agreement, the annual payment provided for in subsection 1.a. above will be reduced prospectively for the remainder of that two-year term hereof by the same percentage as the percent reduction in your network compensation.

     3. Section 1.D. is amended to provide a two (2) year term for Section I, as amended, beginning August 1, 2002.

     4. Section I.E.3. is deleted in its entirety and the following provision inserted in its place;

          Your station guarantees that it will maintain at least its current level of clearances and time period scheduling of "The View" through July 31, 2003 and "Up Close" through January 25, 2003.

     5. Section II.D.1. & 2 are deleted in their entirety and the following provision is inserted in their place:

               D. Term: The term of this Section II shall be for the duration of each affiliate's current affiliation agreement and for the term of the next renewal of that agreement.

     6. Section III.A.3. is deleted in its entirety and the following provision inserted in its place:

          Awards shows and other timely specials: ABC will not repurpose within 48 hours of the end of the original Network scheduled airing in the Eastern Time Zone.

     7.   Section III.A.4. is deleted in its entirety (See paragraph 15 below).

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Mr. Benjamin Tucker
KOMO
N/AP II
October 2, 2002
Page 3

     8. Section III.A.5. is deleted in its entirety and the following provision inserted in its place:

          The above notwithstanding, ABC will be free to repurpose up to 25% of the Primetime Entertainment schedule (measured on an annual basis) without any restrictions.

     9. Section III.B.1. is deleted in its entirety and the following provision inserted in its place;

          Programs: ABC will not repurpose any sports program within three (3) hours of the end of its original in-pattern Network scheduled airing in that time zone, (including any post-game coverage), but in no event may the sports program be repurposed in your market prior to the conclusion of your late local news or 11:35 p.m., Pacific Time Zone, whichever is earlier.

     10. Section III.C.2. is deleted in its entirety and the following provision is inserted in its place:

          ABC will not repurpose any "hard" News program (e.g., WNT & Nightline) within four (4) hours of the end of its original in-pattern Network scheduled airing in that time zone, but in no event will ABC be restricted from repurposing a program later than four hours after its original in-pattern Network scheduled airing in the Pacific Time Zone. ABC will not repurpose any "timely" News program (e.g., GMA and Up Close) within two (2) hours of the end of its original in-pattern Network scheduled airing in that time zone, but in no event will ABC be restricted from repurposing a program later than two hours after the end of its original in-pattern Network scheduled airing in the Pacific Time Zone. Upon request by ABC, affiliates will not repurpose in the same time period in which ABC is airing "hard" News any News program content that has been provided by ABC.

     11.  Section III.C.4. is deleted in its entirety.

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Mr. Benjamin Tucker
KOMO
N/AP II
October 2, 2002
Page 4

     12. Section III.D.2. is deleted in its entirety and the following provision is inserted in its place:

          ABC will not repurpose "The View" or any replacement programming referenced in subsection II.B. above, that is not a soap opera, within four (4) hours after the end of the program's original in-pattern Network scheduled airing in that time zone; however, in no event will ABC be restricted from repurposing a program four hours after the end of its original in-pattern Network scheduled airing in the Pacific Time Zone.

     13. Section III.E. is amended to provide that the term of Section III, as amended, is coterminous with the term of amended Section I. herein.

     14   Section V.2 is deleted in its entirety and the following provision inserted in its place:

               2. The exclusivity provisions prohibit repurposing by ABC on any electronic video delivery platform now known or hereafter devised, including, but not limited to over the air broadcast, cable television, satellite, telephone, wireless, point to point microwave, MMDS, or the internet. For the purposes of N/AP II, the terms "repurpose" and "repurposing" shall mean a presentation of an ABC Television Network program simultaneously with or subsequent to the airing of that program on the Network. Subject to the provisions of Sections III(B)(2), III(B)(3), and III(C)(3) which provisions will continue to govern in those specific instances, a program that incorporates some, but not all of the content of an ABC Television Network program will not be considered repurposing unless such program substantially replicates the ABC Television Program from which it derives. Without limiting the provisions of this paragraph, the terms "without restriction" and "unrestricted" as used elsewhere herein do not rescind or modify the "first call" provisions of the affiliation agreement.

     15. Section V.3. is deleted in its entirety and the following provision inserted in its place:

               3. ABC agrees to be limited to the following parameters with respect to the cross-promotional spots it airs with respect to any other

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Mr. Benjamin Tucker
KOMO
N/AP II
October 2, 2002
Page 5

          network's programming ("other network programming") on the ABC Television Network. The limitations on ABC do not apply to commercial spots purchased by another network provided that such network is not owned by, controlled by, or under common control with ABC and such spots do not contain references to any or all of a specific day (e.g., Monday, or Mondays) or date (e.g., September 13) or time (e.g., 9 p.m.). (1) ABC will be free to promote SoapNet without restrictions.
          (2) In its sports programming, ABC will be free to air promotional spots for ESPN programming using references to any or all of a specific day, or date, or time (as defined above), provided that such promotions are limited to up to 2 spots (either pre-produced or drop-ins) in each hour. (3) In addition to the ESPN and SoapNet promotional spots referenced above, ABC will be free to air in the aggregate in any given week up to 50 cross-promotional spots for "other network programming" without any restriction save the following: no more than 10 may contain references to any or all of a specific day, date or time (as defined above). Affiliate stations will be notified about the positions of these specific day, date, and/or time spots prior to 48 hours of air (and by Thursday 3 p.m. for any spot scheduled to air the following Saturday and Sunday). Those that elect to do so may substitute alternative promotional announcements provided and designated by ABC in these positions. If ABC fails to deliver such notification for 2 or more of these specific day, date and/or time spots in one week (Monday-Sunday), then ABC will not air any of the above noted allotment of these 10 specific day, date and/or time spots during the following week.

     16. A new Section VI entitled "Assignment" is added so that the following provision is inserted:

               VI. The provisions set forth in this Section VI will terminate on July 31, 2007, and unless you notify us in writing to the contrary, will, until such date, substitute for the terms of your affiliation agreement related to the sale or transfer of control of your Station. Subsequent to July 31, 2007, the terms of your affiliation agreement related to the sale or transfer of control of your Station will govern without regard to the provisions set forth in this Section.

                    a. Your affiliation agreement between ABC and KOMO cannot be assigned or transferred without timely written notice to ABC

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Mr. Benjamin Tucker
KOMO
N/AP II
October 2, 2002
Page 6

               as provided below and without the consent of ABC, which consent may be withheld only in the following three circumstances: (a) if the assignee or transferee controls or is controlled by or is under common control with an entity that distributes 10 or more hours of primetime television programming per week to at least 25 affiliated television licensees in 10 or more states (b) if the assignee or transferee is not reasonably qualified to own and operate the station; or (c) on the basis of reasonable business concerns that arise from prior commercial dealings of ABC with the assignee or transferee; provided, however, ABC shall not unreasonably withhold its consent to an assignment or transfer in the case of (b) or (c). Under no circumstance will ABC withhold or condition its consent, directly or indirectly, on a renegotiation of any term, condition or obligation of the affiliation agreement, including, but not limited to, any economic term. Further, the consent of ABC to assignment of the affiliation agreement will, under no circumstances, be required in those instances where assignment of the Station's broadcast license or transfer of control of the license may be approved by the FCC by use of a "short form" assignment or transfer application under Section 73.3540(f) of the FCC's Rules, although ABC must be given notice of the filing of that application as provided below. You shall provide written notice by mail or facsimile to ABC within 30 days following the earlier of the execution of a binding agreement to assign or transfer control of the Station's broadcast license, or the filing of an application to the FCC to approve a transfer of control, which notice shall include the name of the proposed assignee or transferee. ABC shall have the unilateral right to terminate the affiliation agreement if you fail to provide notice of an assignment, transfer or application as provided in this section. Within 30 days of the receipt of such notice, ABC shall provide written notice to you by mail or facsimile whether it consents to the assignment of the affiliation agreement and if it does consent, ABC will concurrently with the giving of such notice execute and deliver to the Station its written consent to the assignment or transfer and thereafter timely execute and deliver such other documents as may be reasonably necessary to effectuate the provisions of this Section. ABC's failure to provide such written notice within the thirty-day

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Mr. Benjamin Tucker
KOMO
N/AP II
October 2, 2002
Page 7

               period shall constitute ABC's consent to the assignment of the affiliation agreement.

                    b. Unless we exercise our right to withhold our consent to an assignment or transfer of your affiliation agreement as provided above, the affiliation agreement shall be binding on any assignee or transferee of your station's license, and you agree that you shall not consummate such assignment or transfer of control of your station's license until you have procured and delivered to us, in form, as may reasonably be requested by us, the acknowledgement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control of your Station's license, the assignee or transferee will assume and perform the affiliation agreement in its entirety without any limitation of any kind. Upon receipt of said acknowledgement, you shall be released from any liability or obligation that thereafter accrues under the affiliation agreement.

Except as modified by this N/AP II, the terms and provision of your affiliation agreement and N/AP I remain in full force and effect. This N/AP II is governed by, and shall be construed in accordance with, the laws of the State of New York. Each party hereto represents and warrants that this N/AP II has been duly executed and delivered by such party. If you agree to all of the foregoing, please execute a copy of this N/AP II in the space provided below and return it to me on or before October 11, 2002, at which time and upon receipt of the requisite number of N/AP II's from other Network affiliates, as required above, N/AP II shall constitute a valid and binding amendment to N/AP I and your affiliation agreement.


Sincerely,



  /s/ John L. Rouse
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John L. Rouse
Senior Vice President
Affiliate Relations

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Mr. Benjamin Tucker
KOMO
N/AP II
October 2, 2002
Page 8

ACCEPTED AND AGREED TO:
KOMO




By:    [signature not legible]
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Title:  Sr. V.P. GM  Komo 4
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Date:        10-9-02
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